Exhibit 99.1

AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 31st day of March, 2012 (the “Effective Date”) between Michael P. Flaherty (hereinafter “Flaherty”) and Telos Corporation, a Maryland corporation, for itself and its subsidiaries, divisions, affiliates, agents, employees, directors, officers, and all of its predecessors, successors, and assigns (hereinafter collectively referred to as “Telos”) (Flaherty and Telos are hereinafter sometimes collectively referred to herein as the “parties”).

Recitals

A.            Flaherty has been employed by Telos since December 31, 2000, most recently as Executive Vice President, General Counsel and Chief Administrative Officer, pursuant to the terms of certain Employment Agreements as they have been modified from time-to-time, with the most recent Employment Agreement dated January 1, 2004 and Amendment thereto dated December 11, 2008 (herein the “Employment Agreement”); and

B.             Flaherty and Telos have mutually agreed to terminate the Employment Agreement and Flaherty’s employment with Telos effective March 31, 2012 in accordance with Section 3(f) thereof; and

C.             Consistent with the provisions of the Employment Agreement, Flaherty and Telos desire to put the agreements that they have reached in writing.

NOW THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Flaherty and Telos hereby agree as follows:

Payments or other Consideration to Flaherty on or Prior to the Effective Date.

A Twenty-Five Thousand Dollar ($25,000.00) bonus for calendar year 2011 was paid on March 15, 2012 by Telos to Flaherty.

1.             Within thirty (30) days after the Effective Date of this Agreement, Telos hereby agrees to pay to Flaherty the following:

(a)           The sum of Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750.00), representing Flaherty’s two hundred sixty (260) hours of accrued personal time off.

(b)           The sum of Eighteen Thousand Eight Hundred Forty-Six Dollars ($18,846.00), representing eighteen (18) months of payments pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums (the “COBRA Payments”) for medical and dental coverage based upon Flaherty’s choices under the Telos plan and further based upon 2012 premiums. The Telos benefits package in which Flaherty has participated will cease on the Effective Date and the COBRA Payments are intended by the parties to provide Flaherty the option to continue specific benefits through the provisions of COBRA, on a self-pay basis.

(c)           The sum of Forty Thousand Sixty-Nine Dollars ($40,069.00), representing eighteen (18) months of benefit conversion premiums based upon 2012 premium rates under the terms of the Telos Group Life Policy issued by CIGNA, Policy Number FLI960019-000-000, which policy allows the option to convert to an individual policy for basic life and accidental death and dismemberment coverage.

(d)           Flaherty understands and agrees he is obligated to pay all state, federal and local taxes that are or may be owing from the payments specified in this Section 1, and as applicable the payments will be subject to appropriate tax withholding by Telos.

(e)            In addition to the foregoing payments, on the Effective Date, Telos will transfer its corporate membership in RTJ Country Club located in Gainesville, Virginia, from the ownership of Telos to the ownership of Flaherty for an agreed upon value of Five Thousand Dollars ($5,000.00).

(f)            Telos agrees that Flaherty has the right to ownership of the telephone number for Flaherty’s cell 202/256-9996 after the Effective Date on a self-pay basis. Telos and Flaherty further agree that there are no disputes or disagreements regarding ownership of any items of Telos’ personal property (including computers) used by Flaherty during the term of his employment.

Payments/Benefits To Flaherty After The Effective Date.

2.             (a)            Commencing on the Effective Date, Telos agrees to make payments to Flaherty equivalent to eighteen (18) months’ pay in accordance with normal payroll cycles at Telos, beginning on the first payroll day following the Effective Date and continuing for a eighteen (18) month period through September 30, 2013, at Flaherty’s annual salary prior to the Effective Date (which is equal to Three Hundred Fifty Thousand Dollars ($350,000.00) per year). Flaherty acknowledges and agrees that this is not compensation in connection with any employment relationship subsequent to the Effective Date, but rather consideration provided in connection with this Agreement.

(b)           Flaherty understands and agrees he is obligated to pay all state, federal and local taxes that are otherwise owing from the payments specified in subparagraph (a) above, and the payments will be subject to appropriate tax withholding by Telos.

(c)            During the period from the Effective Date through September 30, 2013, Telos will pay the premiums due under the executive life insurance policy issued by Reliastar Life Insurance Company, Policy Number AD20410763, which is a term life insurance policy owned by Flaherty. After September 30, 2013, Flaherty may continue the policy in effect, and pay the premium on a self-pay basis.

(d)           Telos has the option in its discretion to accelerate the payments due Flaherty under this Section 2 and make all such payments to Flaherty in a lump sum at any time after the Effective Date.

(e)           Flaherty acknowledges and agrees that, once Telos makes the payments under this Agreement, he shall have been paid all compensation due and owing him under this Agreement, and any other employment or other contract Flaherty has or may have had with Telos, including but not limited to the Employment Agreement, or from any other source of entitlement, including all wages, salary, commission, bonuses, incentive payments, profit-sharing payments, leave, severance pay or other benefits. Flaherty further acknowledges and agrees that the payments referred to in Section 1 and Section 2 of this Agreement compensate him fully for time worked and services rendered through the end of his employment, and that the payments constitute consideration for his promises contained in this Agreement.

Relationship

3.             (a)             On the Effective Date Flaherty hereby resigns as Executive Vice President, General Counsel and Chief Administrative Officer of Telos and any other positions with Telos or its subsidiaries, and Flaherty’s employment with Telos and the Employment Agreement shall be terminated. Flaherty agrees to sign a separate letter of resignation dated on the Effective Date for the purposes of inclusion in Telos’ corporate records. Flaherty agrees and acknowledges that the fact that certain payments are to be made to him by Telos for a period of time after the Effective Date and his resignation is not intended to create, and does not in fact create, a continuing employment relationship between Flaherty and Telos.

(b)           Flaherty agrees to cooperate with Telos, including signing a legal representation letter for Telos’ auditors, in conjunction with Telos’ required Form 10K filing with the United States Securities and Exchange Commission for events that occurred prior to the Effective Date.

(c)           Flaherty agrees to make available to Telos all knowledge or information possessed by him relating to any aspects of his duties and responsibilities prior to the Effective Date, without additional compensation, except for out of pocket expenses actually incurred.

(d)           In the event Flaherty receives any request to release any such information or documents relating to Telos, including but not limited to any subpoena from a court of competent jurisdiction, Flaherty agrees that he will immediately (within one (1) business day) notify the Telos Chief Executive Officer of such request so that Telos can take any steps Telos deems is necessary to protect its interest in a timely manner, including filing a Motion to Quash any subpoena in a court of competent jurisdiction.  Flaherty will comply with any reasonable request of Telos not to disclose or release any such information or documents.

(e)           Flaherty has been individually named as a defendant in certain litigation against Telos and other entities and individuals filed by Costa Brava Partners in the Circuit Court of the City of Baltimore, Maryland, which is presently on appeal to the Maryland Court of Special Appeals (the “Costa Brava Litigation”). In connection with the Costa Brava Litigation, Flaherty will be represented by Gregory T. Lawrence of Conti, Fenn and Lawrence LLC, Baltimore, Maryland (“Counsel”), and Flaherty acknowledges that Counsel is acceptable to him. Flaherty also consents to permitting Counsel also simultaneously to represent other officers who are defendants in the Costa Brava Litigation. Telos agrees that it shall permit Counsel to defend Flaherty in the Costa Brava litigation, and that Telos will advance the reasonable fees and expenses of Counsel until the conclusion of the Costa Brava litigation.

Stock Options/Restricted Stock

4.             (a)           Flaherty and Telos agree that Flaherty has no vested Stock Options in Telos or any of its subsidiaries or affiliates, and that no further Stock Options in Telos or any of its affiliates will vest or be granted to Flaherty after the Effective Date.

(b)           On February 11, 2011, Flaherty received Twenty-Five Thousand (25,000) restricted Class A shares of Telos pursuant to the provisions of the Grant of Restricted Stock dated February 11, 2011 and signed by Flaherty February 14, 2011. The vesting of the Restricted Stock is governed by the terms of the Telos Corporation 2008 Omnibus Long-Term Incentive Plan and that Stock Grant, including Exhibit A thereto, which provides that upon termination of employment (here, March 31, 2012) any shares of Restricted Stock that have not yet vested shall be forfeited on the date of termination. However, the Employment Agreement provides for the immediate vesting of the unvested portion of any outstanding share of Restricted Stock, and therefore the Twelve-Thousand Five Hundred Shares of Class A Common Stock that are unvested under the February 11, 2011 Grant of Restricted Stock are fully vested on the Effective Date.

Non-Disclosure/Confidentiality/Non-Solicitation

5.             (a)           Flaherty agrees to comply with the requirements contained in Section 5 (Non-Competition) of the Employment Agreement, which obligations are incorporated herein by reference and shall remain in effect following the execution of this Agreement.

(b)           Flaherty agrees to comply with the requirements contained in Section 6 (Confidentiality) of the Employment Agreement, which obligations are incorporated herein by reference, and shall remain in effect following the execution of this Agreement.

(c)           Flaherty agrees to comply with the requirements contained in Section 7(a) and (b) (Non-Solicitation) of the Employment Agreement, which obligations are incorporated herein by reference and shall remain in effect following the execution of this Agreement.

(d)           Flaherty agrees that the restrictions set forth in Section 5 (Non-competition), Section 6 (Confidentiality) and Section 7 (Non-solicitation) of the Employment Agreement are reasonable, proper and necessitated by the legitimate business interests of the Company, as provided for in Section 8 of the Employment Agreement, which is incorporated herein by reference and shall remain in effect following the execution of this Agreement.

(e)           Flaherty agrees to comply with the requirements contained in Section 9 (Return of Materials) of the Employment Agreement, which obligations are incorporated herein by reference and shall remain in effect following the execution of this Agreement.

General Release,  Acknowledgement And Period For Review And Consideration.

6.           (a)             By this Agreement, except for payment of the obligations of Telos to Flaherty pursuant to the provisions of Sections 1 and 2 hereof, Flaherty hereby agrees for himself, his heirs, beneficiaries, devises, executors, administrators, attorneys, personal representatives, and assigns, and does hereby forever release and discharge Telos from any and all claims, debts, demands, accounts, judgments, rights, causes of action, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatever (including attorney's fees and costs), whether in law or equity, known or unknown, asserted or unasserted, that he has or which he may have arising up to and including the date of execution of this Agreement, including, without limitation, claims or causes of action related in any way to Flaherty’s employment with Telos, any claims for punitive, exemplary, compensatory, and/or liquidated damages, back or front pay, fringe benefits, breach of contract, wrongful or abusive discharge, invasion of privacy, defamation, emotional distress, fraud, impairment of economic opportunity or other tort, any claims arising under any federal or state statute or local ordinance regulating the health and/or safety of the workplace, and any claims arising under any federal or state statute or local ordinance (including but not limited to any claims under Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Executive Order 11141, which prohibits age discrimination in employment, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, Sections 503 and 504 of the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Virginia Human Rights Act, any other applicable federal, state or local laws prohibiting employment discrimination, and any public policy of Virginia prohibiting discrimination on the basis of age, sex, race, national origin, handicap or other protected category.  Flaherty understands and agrees that by signing this Agreement, he is forever barred from making such claims against Telos, however, this waiver does not apply to claims made to enforce the terms of this Agreement;

(b)           Upon the termination of Flaherty’s duties and responsibilities as specified in paragraph 3(b) as of the Effective Date, (but subject to the continuing obligations of Flaherty pursuant to Paragraph 5) and after payment of the obligations of Telos to Flaherty pursuant to the provisions of Sections 1 and 2 hereof, Telos forever releases and discharges Flaherty from any and all claims, debts, demands, accounts, judgments, rights, causes of action, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatever (including attorney's fees and costs), whether in law or equity, known or unknown, asserted or unasserted, that it has or which it may have arising up to and including the date of execution of this Agreement.;

(c)           Flaherty acknowledges and agrees that he does not possess any rights or claims to any continuing or future employment with Telos and will not apply for, seek, or attempt to gain employment at any time with Telos as Telos exists at the time of this Agreement;

(d)           The General Release, in paragraph 6(a) above, includes a release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, Flaherty acknowledges that he has been advised that this release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this release; to consult with an attorney and/or other advisor of his choosing concerning her rights and obligations under this release; to fully consider this release before executing it and that he has been offered ample time and opportunity, in excess of 21 days, to do so; and that this release shall become effective and enforceable 7 days following execution of this Agreement by  Flaherty, during which 7 day period  Flaherty may revoke his acceptance of this Agreement by delivering written notice to John B. Wood, President and CEO for Telos Corporation, 19886 Ashburn Road, Ashburn, VA  20147.  This Agreement shall not become effective or enforceable until the 7-day revocation period has expired;

Confidentiality/Non-Disparagement

7.             (a)           Except as set forth below, Telos and Flaherty agree that they will keep this Agreement, the fact of this Agreement, and its amount and the other terms (“Confidential Information”) in strict confidence.  Flaherty shall not disclose any information relating to the amount and fact of this Agreement to any individual other than his spouse, children, lawyer, accountant, or income tax preparer as necessary for their provision of services or except as required by applicable law.  In the event Flaherty receives any request to release any such Confidential Information, including but not limited to any subpoena from a court of competent jurisdiction, Flaherty agrees that he will immediately (within one (1) business day) notify the Telos Chief Executive Officer of such request so that Telos can take any steps Telos deems is necessary to protect its interest in a timely manner, including filing a Motion to Quash any subpoena in a court of competent jurisdiction.  Flaherty will comply with any reasonable request of Telos not to disclose or release any Confidential Information. Telos may disclose Confidential Information related to this Agreement as may be required by law or applicable regulations promulgated by the Securities and Exchange Commission. The parties acknowledge that Telos will file a copy of this Agreement with the Securities and Exchange Commission within four (4) business days of the Effective Date. Telos may also disclose Confidential Information related to this Agreement to its accountants, auditors, legal counsel, financial and other advisors in its discretion, and to other third parties in its discretion upon receipt of confirmation from such third party that it will maintain the confidentiality of such information.

(b)           Telos and Flaherty agree that:  1) they shall not make or publish, including but not limited to the media/directly or indirectly, disparaging or negative comments concerning the other, whether or not slanderous or libelous; 2) Flaherty also agrees not to make or publish, directly or indirectly, disparaging comments concerning any former or current employee, officer, or director of Telos; and 3) Telos also agrees that neither it nor its officers or directors will comment negatively, formally or informally, with respect to or concerning Flaherty’s performance of his duties at or reason for departure from Telos or his ability, experience, or qualifications with respect to similar employment.

Notices.

8.            Any notice to be given hereunder shall be given in writing.  Notice shall be deemed to be given when delivered by hand to, or fifteen days after being mailed, postage prepaid, registered with return receipt requested, addressed to:

If to Telos:

Telos Corporation, a Maryland corporation
19886 Ashburn Road
Ashburn, Virginia 20147
Attn:  John B. Wood, President and CEO

If to Flaherty:

Michael P. Flaherty
P. O. Box 1448
Middleburg, VA 20118

Miscellaneous.

9.             (a)           Severability.  If any portion of this Agreement is void or deemed unenforceable for any reason, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect;

(b)           Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia;

(c)           Importance, Review, and Entire Agreement.  Telos and Flaherty understand, agree and represent that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agree that the covenants and releases provided herein are in their best interest.   Subject to Section 5 of this Agreement, Telos and Flaherty further warrant that this Agreement sets forth the entire agreement between them and supercedes any and all prior agreements or understandings between them.  Telos and Flaherty further represent and warrant that in executing this Agreement, they do not rely and have not relied upon any representation or statement not set forth herein with regard to the subject matter, basis, or effect of this Agreement;

(d)           Understanding and Authority.  Telos and Flaherty understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.  The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on both Telos and Flaherty.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

I, MICHAEL P. FLAHERTY, ACKNOWLEDGE THAT BEFORE SIGNING THIS AGREEMENT I WAS PROVIDED A PERIOD OF AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER IT. I WAIVE ANY RIGHT I MIGHT HAVE TO ADDITIONAL TIME BEYOND THIS CONSIDERATION PERIOD WITHIN WHICH TO CONSIDER THIS AGREEMENT. I ALSO EXPRESSLY ACKNOWLEDGE PRIOR TO SIGNING THIS AGREEMENT THAT:

1.           I HAD THE OPPORTUNITY TO TAKE ADVANTAGE OF THE TWENTY-ONE (21)-DAY PERIOD TO CONSIDER THIS AGREEMENT AND THE RELEASE CONTAINED HEREIN BEFORE SIGNING IT;

2.           I HAVE CAREFULLY READ THIS AGREEMENT AND THE RELEASE;

3.           I FULLY UNDERSTAND IT;

4.           I AM ENTERING INTO IT VOLUNTARILY;

5.           I AM RECEIVING VALUABLE CONSIDERATION IN EXCHANGE FOR MY EXECUTING OF THE RELEASE; AND

6.           TELOS HAS ENCOURAGED ME TO DISCUSS THIS AGREEMENT AND THE RELEASE WITH MY ATTORNEY, AT MY OWN EXPENSE, BEFORE SIGNING IT, AND I DID SO TO THE EXTENT I DEEMED APPROPRIATE BEFORE SIGNING BELOW.

WITNESS the following signatures:

Michael P. Flaherty:

/s/ Michael P. Flaherty
Michael P. Flaherty

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF

Subscribed to before me by Michael P. Flaherty this 29th day of March 2012.

/s/ John B. Connor
Notary Public

My commission expires:	1/31/2016
Registration Number:

Telos Corporation, a Maryland
corporation

	By:	/s/ John B. Wood
Name: John B. Wood
Title: President and CEO

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF

Subscribed to before me by John B. Wood, the President and CEO of Telos Corporation, a Maryland corporation, this 30th day of March, 2012

		/s/ Christina M. Mouzavires
		Notary Public

My commission expires:	6/30/2014
Registration Number:	7315769